UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 28, 2015

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Steet, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2015, T-Rex Oil, Inc. ("the Company") filed an Amendment to its Articles of Incorporation to designate the Series A Convertible Preferred Stock.

The Amendment designates 5,000,000 shares of the authorized 50,000,000 shares of the Company's $0.001 par value preferred stock as the Series A Convertible Preferred Stock ("the Series A Shares.")  The Series A Shares are convertible into common shares of the Company's stock 9 months after the date of issuance.  Further, the Series A Shares have a conversion price based upon 80% of the 10 day average of the Company's closing market price.

The Series A Shares do not accrue dividends and have a deemed purchase price of $2.00 per share.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
3(i)	Amendment to Articles of Incorporation, dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:       /s/ Don Walford

       Don Walford, Chief Executive Officer

Date: October 28, 2015